Exhibit 16.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INCOME SECURITIES TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of the Class A and Class C Shares of Federated Stock and California Muni Fund, a portfolio of Federated Income Securities Trust, into the Class A and Class C Shares of Federated Muni and Stock Advantage Fund, also a portfolio of Federated Income Securities Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahu		November 13, 2008
John F. Donahue	Trustee

/S/ J. Christopher Donahue		November 13, 2008
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/S/ Richard A. Novak		November 13, 2008
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ Thomas G. Bigley		November 13, 2008
Thomas G. Bigley	Trustee

/S/ John T. Conroy, Jr.		November 13, 2008
John T. Conroy, Jr.	Trustee

/S/ Nicholas P. Constantakis		November 13, 2008
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham		November 13, 2008
John F. Cunningham	Trustee

/S/ Peter E. Madden		November 13, 2008
Peter E. Madden	Trustee

/S/ Charles F. Mansfield, Jr.		November 13, 2008
Charles F. Mansfield, Jr.	Trustee

/S/ John E. Murray, Jr.		November 13, 2008
John E. Murray, Jr.	Trustee

/S/ R. James Nicholson		November 13, 2008
R. James Nicholson	Trustee

/S/ Thomas M. O’Neill		November 13, 2008
Thomas M. O’Neill	Trustee

/S/ Marjorie P. Smuts		November 13, 2008
Marjorie P. Smuts	Trustee

/S/ John S. Walsh		November 13, 2008
John S. Walsh	Trustee

/S/ James F. Will		November 13, 2008
James F. Will	Trustee